Exhibit 99.1

Please see “Certain Definitions” (beginning on page 27) for capitalized terms used in “The Loan Agreement” and “The Notes and The Senior Notes Indenture” but not defined in such sections.

THE LOAN AGREEMENT

The following summarizes certain provisions of the Amended and Restated Loan Agreement, dated as of July 2, 2010 (the “Agreement”), by and among the Louisiana Local Government Environmental Facilities and Community Development Authority (the “Authority”) and Westlake Chemical Corporation (the “Borrower”), to which reference is made for the detailed provisions thereof.

Payments by the Borrower under the Agreement

Pursuant to the Agreement, the Borrower will be required to make payments (“Payments”) to the Trustee (as defined below), under the Trust Indenture, dated as of July 2, 2010 (the “Indenture”), by and between the Authority and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), which will be sufficient to pay when due the principal of, premium, if any, and interest on the Authority’s $100 million aggregate principal amount of Revenue Bonds (Westlake Chemical Corporation Projects), Series 2009A due August 1, 2029 (the “Bonds”).

The Borrower will also pay as special Payments:

(i) “Change of Control Payment” being an amount sufficient for the payment in full in satisfaction of a Change of Control Offer. The Change of Control Payment with respect to the Bonds will be payable directly to the Trustee for the account of the Borrower Designee on the Change of Control Payment Date.

(ii) “Asset Sale Payment” being an amount sufficient for the payment in full in satisfaction of an Asset Sale Offer (as defined in the Senior Notes Indenture). The Asset Sale Payment with respect to the Bonds will be payable directly to the Trustee for the account of the Borrower on the completion of the Asset Sale Offer.

The Agreement also provides that the Borrower will pay the reasonable and necessary fees and expenses of the Trustee and any paying agents and any reasonable and necessary fees and expenses of the Authority caused by any default of the Borrower under the Agreement.

Obligations of the Borrower Unconditional

The obligation of the Borrower to make Payments pursuant to the Agreement, will be absolute and unconditional.

Prepayment and Redemption

The Borrower will have the option to prepay its obligations under the Agreement at the times and in the amounts as necessary to exercise its option to cause the Bonds to be redeemed as set forth in the Indenture and in the Bonds. The Borrower will agree that it will prepay its obligations under the Agreement at the times and in the amounts as necessary to accomplish the extraordinary mandatory redemption of the Bonds as set forth in the Indenture and in the Bonds. The Authority, at the request of the Borrower, will take all steps (other than the payment of the money required for such redemption) necessary under the applicable redemption provisions of the Indenture to effect redemption of all or part of the outstanding Bonds, as may be specified by the Borrower, on the date established for such redemption. Payments owed thereunder due to the early redemption of the Bonds will be paid to the Trustee on or prior to the date set for redemption thereof.

Issuance, Delivery and Surrender of Notes

In order to secure, on behalf of the Authority, the obligation of the Borrower to make the Payments, concurrently with the issuance and delivery by the Authority of the Bonds, the Borrower will issue and deliver to the Trustee the Borrower’s 6.50% Senior Notes due 2029 (the “Notes”) under the Senior Notes Indenture (i) maturing on the same date and in the same principal amount as the Bonds, (ii) bearing interest at an interest rate at all times equal to the interest rate borne by the Bonds, payable on the dates on which interest is payable on the Bonds, (iii) containing correlative redemption provisions to the Bonds, and (iv) subject to the provisions described in the following paragraph, requiring payments of the principal thereof and the premium, if any, and interest thereon to be made to the Trustee.

The obligation of the Borrower to make any payment of the principal of, premium, if any, or interest on the Notes, whether at maturity, upon redemption (including any redemption due to the occurrence of a Determination of Taxability with respect to the Bonds) or otherwise, will be fully or partially, as the case may be, deemed to have been paid or otherwise satisfied and discharged to the extent that at the time any such payment is due, the then due principal or purchase price of, premium, if any, or interest on the Bonds which corresponds to such amounts under the Notes has been fully or partially paid, deemed to have been paid or otherwise satisfied and discharged. In addition, such obligation to make any payment of the principal of, premium, if any, or interest on the Notes at any time will be deemed to have been satisfied and discharged to the extent that the amount of the Borrower’s obligation to make any payment of the principal of, premium, if any, or interest on the Notes exceeds the obligation of the Borrower at that time to make any Payment.

The Authority will not attempt to sell, assign or transfer the Notes, except to the extent of the assignment and pledge thereof to the Trustee under the Indenture. In view of such pledge and assignment, (i) the Notes will be issued and delivered to, registered in the name of and held by the Trustee for the benefit of the holders of the Bonds (the “Bondholders”) and in no respect will the Notes be deemed to be owned or held by or for the account, benefit or interest of the Borrower; (ii) the Senior Notes Indenture will provide that the Trustee will not sell, assign or transfer the Notes except to a successor trustee under the Indenture, and will surrender Notes to The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, National Association), as trustee under the Senior Notes Indenture (the “Notes Trustee”), in accordance with the provisions described in the following paragraph; and (iii) the Borrower may take such actions as it deems to be desirable to effect compliance with such restrictions on transfer, including the placing of an appropriate legend on the Notes and the issuance of stop-transfer instructions to the Notes Trustee or any other transfer agent under the Senior Notes Indenture.

At the time any Bonds cease to be outstanding (other than by reason of the payment or redemption of Notes), the Authority will cause the Trustee to surrender to the Notes Trustee a corresponding principal amount of the Notes, bearing interest at a rate equal to the interest rate borne by such Bonds, and maturing on the same date as such Bonds.

The Trustee, as a holder of the Notes, will have and exercise the remedies provided under the Senior Notes Indenture for holders of notes issued thereunder. To the extent that moneys recovered under the Senior Notes Indenture are insufficient to pay in full the Payments, the Borrower will remain liable for any such deficiency under the terms of the Agreement.

Covenants as to Arbitrage

The Borrower covenants that it will comply with the terms of its Tax Certificate dated the date of issuance of the Bonds and that it will make such use of the proceeds of the Bonds and all other funds held by the Trustee under the Indenture, regulate the investment of such proceeds and other funds and take such other and further action as may be required so that the Bonds will not constitute arbitrage bonds under Section 148 of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder. The Borrower agrees that it will comply with the terms of any letter of instructions provided to it by nationally recognized bond counsel relating to compliance with the provisions of Section 148 of the Code.

Assignment

The Borrower may assign its rights under the Agreement in whole or in part with the prior written approval of the Authority, but no such assignment will constitute a release of the Borrower from its obligations under the Agreement.

Amendment of the Agreement

Without the consent of Bondholders, but with the consent of the Trustee with respect to subparagraphs (d) and (e) below, the Authority and the Borrower may enter into supplements to the Agreement which are not inconsistent with the terms and provisions thereof for any of the purposes specifically authorized in the Agreement or the Indenture, and for the following purposes:

(a) to cure any ambiguity or formal defect, inconsistency or provide omitted language in the Agreement or to clarify matters or questions arising thereunder;

(b) to add covenants and agreements for the purpose of further securing the obligations of the Borrower thereunder;

(c) to confirm as further assurance any mortgage or pledge of additional property, revenues, securities or funds;

(d) to conform the provisions of the Agreement in connection with the provisions of any supplements or amendments to the Indenture entered into pursuant to the Indenture without the consent of Bondholders;

(e) to provide any other modifications which, in the sole judgment of the Trustee, are not prejudicial to the interests of the Bondholders; or

(f) to conform the covenants and provisions of the Borrower contained in the Agreement to any different financial statement presentation required by the Financial Accounting Standard Board which is different than the presentation required as of the date of issuance of the Bonds, so long as the effect of such conformed covenants and provisions is substantially identical to the effect of the covenants and provisions as in effect on the date of issuance of the Bonds.

The Agreement may be amended in any particular manner with the written consent of the owners of not less than a majority in aggregate principal amount of the then Outstanding Bonds; provided, however, that no such amendment may be adopted which decreases the percentage of owners of Bonds required to approve any amendment, or which permits a change in the date of payment of the principal of or interest on any Bonds or of any redemption price thereof or the rate of interest thereon.

In connection with any amendment of the Agreement, there also must be delivered to the Authority and the Trustee a written opinion of bond counsel (which counsel and opinion, including without limitation, the scope, form, substance and other aspects thereof, are acceptable to the Trustee) to the effect that under existing laws the proposed supplement or amendment would not adversely affect the validity of the Bonds or the exclusion otherwise available from gross income of interest on the Bonds for federal or state income tax purposes.

Events of Default

The following events are events of default under the Agreement:

(a) An Event of Default exists under the Indenture, the Notes or the Senior Notes Indenture;

(b) The Borrower defaults in the timely payment of any Payment pursuant to the Agreement; provided that such default with respect to an Interest Payment will be deemed to occur upon the continuance of any such failure of payment for a period of 30 days after the applicable Interest Payment Date;

(c) The Borrower fails duly to perform, observe or comply with any other covenant, condition or agreement on its part under the Agreement (other than a failure to make any Payment required under the Agreement), and such failure continues for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, has been given to the Borrower by the Trustee; provided, however, that if such performance, observation or compliance requires work to be done, action to be taken, or conditions to be remedied, which by their nature cannot reasonably be done, taken or remedied, as the case may be, within such 30 day period, no Event of Default will be deemed to have occurred or to exist if, and so long as the Borrower commences such performance, observation or compliance within such period and diligently and continuously prosecutes the same to completion;

(d) The entry of a decree or order by a court having jurisdiction in the premises adjudging the Borrower a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Borrower under the United States Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, custodian, assignee, or sequestrator (or other similar official) of the Borrower or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for it period of 90 consecutive days; and

(e) The institution by the Borrower of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the United States Bankruptcy Code or any other similar applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, custodian, assignee, trustee or sequestrator (or other similar official) of the Borrower or of any substantial part of its property, or the making by it of all assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

Remedies

Whenever any Event of Default under the Agreement has happened and is continuing, any one or more of the following remedial steps may be taken:

(a) The Authority or the Trustee may declare all Payments to be immediately due and payable, whereupon the same will be immediately due and payable;

(b) The Authority or the Trustee may take whatever action at law or in equity may appear necessary or desirable to collect the Payments then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Borrower under the Agreement;

(c) The Authority or the Trustee may have access to and inspect, examine and make copies of any and all books, accounts and records of the Borrower; and

(d) The Authority or the Trustee (or the owners of the Bonds in the circumstances permitted by the Indenture) may exercise any option and pursue any remedy provided by the Indenture.

Payments under subparagraphs (a) and (b) above will be deemed to have been made to the extent of any corresponding payments by the Borrower upon an Event of Default (as defined in the Senior Notes Indenture) under the Notes.

THE NOTES AND THE SENIOR NOTES INDENTURE

The following summarizes certain provisions of the Notes and the Senior Notes Indenture, to which reference is made for the detailed provisions thereof.

The Notes

The Notes will be:

•	general unsecured obligations of the Borrower;

•

pari passu in right of payment with any senior Indebtedness of the Borrower and any senior Indebtedness of the Subsidiary Guarantors, including, in each case, the Public Notes and any Indebtedness and other Obligations outstanding under a Credit Facility;

•	senior in right of payment to any future subordinated Indebtedness of the Borrower;

•	unconditionally guaranteed by the Subsidiary Guarantors; and

•	non-transferable, except to a successor or assign of the Trustee under the Indenture.

The Guarantees

The Borrower’s payment obligations under the Notes will be unconditionally guaranteed by each of the Subsidiary Guarantors. Each of these Guarantees will be:

•	general unsecured obligations of the Subsidiary Guarantors;

•

pari passu in right of payment with any senior Indebtedness of the Borrower and any senior Indebtedness of such Subsidiary Guarantor, including the Public Notes and any Indebtedness and other Obligations outstanding under a Credit Facility; and

•	senior in right of payment to any future subordinated Indebtedness of such Subsidiary Guarantor.

Not all of the Borrower’s subsidiaries will guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, that non-guarantor subsidiary will pay the holders of its debt and its trade creditors before it will be able to distribute any of its assets to the Borrower. The non-guarantor subsidiaries generated 1.68% of the Borrower’s consolidated net sales for the year ended December 31, 2009 and held 3.43% of the Borrower’s consolidated assets as of March 31, 2010.

As of the date of the Supplemental Indenture, all of the Borrower’s Subsidiaries will be “Restricted Subsidiaries,” other than Westlake Trinidad Unlimited, Westlake International Investments Corporation, Westlake International Services Corporation, Suzhou Huasu Plastics Co., Ltd., Westlake Profiles Limited, Westech Building Products Limited, Westlake International Holdings C.V., Westlake International LLC, Westlake International Holdings Coöperatief U.A., Westlake International I B.V. and Westlake International II B.V. However, under the circumstances described below under the caption “Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” the Borrower will be permitted to designate certain subsidiaries as “Unrestricted Subsidiaries.” The Borrower’s Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Senior Notes Indenture. The Borrower’s Unrestricted Subsidiaries will not guarantee the Notes.

Certain Covenants

Certain covenants will apply under the Senior Notes Indenture for the benefit of the Holder of the Notes.

Covenant Suspension

During any period of time that (i) the Bonds are rated Investment Grade and (ii) no Default or Event of Default under the Senior Notes Indenture has occurred and is continuing, the Borrower and its Restricted Subsidiaries will no longer be subject to the following provisions of the Senior Notes Indenture (described below):

•	“Restricted Payments”

•	“Dividend and Other Payment Restrictions Affecting Subsidiaries”

•	“Incurrence of Indebtedness and Issuance of Preferred Stock”

•	“Asset Sales”

•	“Liens” and

•	Clause (4) under “Limitations on Mergers, Consolidations and Sales of Assets” (collectively, the “Affected Covenants”).

In the event that the Borrower and its Restricted Subsidiaries are not subject to the Affected Covenants for any period of time as a result of the preceding sentence and, subsequently, the Bonds are not rated Investment Grade, then the Borrower and its Restricted Subsidiaries will thereafter be subject to the Affected Covenants and compliance with respect to Restricted Payments made after the time of a rating withdrawal or downgrade will be calculated in accordance with the provisions described below under “Restricted Payments” as if such covenant had been in effect since the date of execution of the Supplemental Indenture.

Restricted Payments

(a) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other distribution on account of the Borrower’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Borrower or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Borrower’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Borrower or to the Borrower or a Restricted Subsidiary of the Borrower);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Borrower) any Equity Interests of the Borrower or any direct or indirect parent of the Borrower;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of the Borrower or any Subsidiary Guarantor that is contractually subordinated to the Notes any Guarantee (excluding any interBorrower Indebtedness between or among the Borrower and any of its Restricted Subsidiaries), except a payment of interest or principal at or after the Stated Maturity of such interest or principal; or

(4) make any Restricted Investment in an Unrestricted Subsidiary

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(i) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

(ii) the Borrower would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth below in the first paragraph under “Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Borrower and its Restricted Subsidiaries since the date of the Supplemental Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7), (8), (9), (10), (11), (12) and (13) of the next full paragraph (b) below), is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of the Borrower for the period (taken as one accounting period) from October 1, 2003 to the end of the Borrower’s most recently ended fiscal quarter for which financial statements are available in accordance with “Other Reports” below at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b) 100% of the aggregate proceeds (including the Fair Market Value of any non-cash consideration) received by the Borrower since October 1, 2003 as a contribution to its common equity capital or by the Borrower or any of its Restricted Subsidiaries from the issue or sale of Equity Interests of the Borrower (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Borrower or any of its Restricted Subsidiaries that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Borrower), plus

(c) to the extent that any Restricted Investment that was made after October 1, 2003 is sold for cash or otherwise liquidated, repaid for cash or otherwise reduced, including by way of dividend, on or before January 13, 2006 (or in the case of any Restricted Investment in any Unrestricted Subsidiary so designated after January 13, 2006, so sold, liquidated, repaid or otherwise reduced on or after January 13, 2006), the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

(d) to the extent that any Unrestricted Subsidiary of the Borrower designated as such after January 13, 2006 is redesignated as a Restricted Subsidiary, the Fair Market Value of the Borrower’s Investment in such Subsidiary as of the date of such redesignation, plus

(e) 50% of the net reduction in Investments in Unrestricted Subsidiaries designated as such January 13, 2006 or Joint Ventures resulting from any dividends, repayment of loans or other transfer of assets received by the Borrower or a Restricted Subsidiary of the Borrower after October 1, 2003 from any such Unrestricted Subsidiary or a Joint Venture, to the extent that such dividends, repayments or transfers were not otherwise included in Consolidated Net Income of the Borrower for such period.

(b) So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the Senior Notes Indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent issuance or sale (other than to a Subsidiary of the Borrower) of, Equity Interests of the Borrower (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Borrower; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (iii)(b) of the preceding paragraph;

(3) the defeasance, redemption, repurchase or other acquisition of Indebtedness of the Borrower or any Subsidiary Guarantor that is contractually subordinated to the Notes or to any Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4) the payment of any dividend (or, in the case of any partnership or limited liability Borrower, any similar distribution) by a Restricted Subsidiary of the Borrower to the Borrower or another Restricted Subsidiary, or the purchase, redemption, or other acquisition or retirement of any Equity Interests in a Restricted Subsidiary held by the Borrower or another Restricted Subsidiary;

(5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Borrower or any Restricted Subsidiary of the Borrower held by any current or former officer, director or employee of the Borrower or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar plan or agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed the greater of (i) 0.2% of Consolidated Net Tangible Assets and (ii) $5.0 million in any twelve-month period;

(6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(7) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Borrower or any Restricted Subsidiary of the Borrower issued on or after the date of the Supplemental Indenture in accordance with the Fixed Charge Coverage Ratio test described under “Incurrence of Indebtedness and Issuance of Preferred Stock” below;

(8) distributions or payments of Receivables Fees;

(9) the repurchase of any Indebtedness of the Borrower or any Subsidiary Guarantor that is contractually subordinated to the Notes or to any Guarantee at a purchase price not greater than 101% of the principal amount thereof in the event of (x) a Change of Control (pursuant to a provision no more favorable to the holders thereof than the provision described under “Change of Control” below) or (y) an Asset Sale (pursuant to a provision no more favorable to the holders thereof than the provision described under “Asset Sales” below); provided that in each case, prior to such repurchase the Borrower has made a Change of Control Offer or Asset Sale Offer, as applicable, and repurchased all Notes that were validly tendered for payment in connection with such Change of Control Offer or Asset Sale Offer;

(10) the payment of dividends on common stock of the Borrower at a rate not to exceed $0.20 per share per quarter (such amount to be appropriately adjusted to reflect any stock split, reverse split, stock dividend or similar transaction made after the date of execution of the Supplemental Indenture so that the aggregate amount of dividends payable after such transaction is the same as the amount payable prior to such transaction);

(11) dividends or distributions on account of the Equity Interests of a Restricted Subsidiary made to its equityholders on either a pro rata basis or on a basis more favorable to either the Borrower or a Restricted Subsidiary of the Borrower;

(12) Investments in Unrestricted Subsidiaries; provided that, to the extent such Investment consists of the direct or indirect transfer or contribution of Domestic Assets (including, without limitation, (i) due to the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of the Senior Notes Indenture and (ii) the transfer of equity in a Restricted Subsidiary to the extent it and its Restricted Subsidiaries own Domestic Assets) (a “Domestic Investment”), the aggregate Fair Market Value at the time of Investment of all such Domestic Investments outstanding at any one time permitted by this clause (12) shall not exceed 10% of Total Assets (after giving effect to any dividends, return of capital and subsequent reduction in the amount of any Investments made pursuant to this clause (12) as a result of the repayment or other disposition thereof, or upon designation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary to the extent the Investment in such Subsidiary was made pursuant to this clause (12), in an amount not to exceed the amount of such Investments previously made pursuant to this clause (12); and

(13) other Restricted Payments in an aggregate amount not to exceed the greater of (i) 5.0% of Consolidated Net Tangible Assets and (ii) $100.0 million outstanding at any time.

(c) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Borrower or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities of $50.0 million or greater that are required to be valued by this covenant will be determined by the Board of Directors whose resolution with respect thereto will be delivered to the Trustee.

(d) For purposes of this section, “substantially concurrent” will be deemed to mean within at least 45 days.

Dividend and Other Payment Restrictions Affecting Subsidiaries

The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Borrower or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Borrower or any of its Restricted Subsidiaries;

(2) make loans or advances to the Borrower or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to the Borrower or any of its Restricted Subsidiaries.

The preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the Supplemental Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the Supplemental Indenture;

(2) the Senior Notes Indenture, the Notes and the related Guarantees;

(3) applicable law, rule, regulation or order;

(4) any agreement or instrument governing Indebtedness or Capital Stock of a Person as in effect at the time of the acquisition by the Borrower or any of its Restricted Subsidiaries of such Person or the properties or assets of such Person (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Senior Notes Indenture to be incurred;

(5) customary non-assignment provisions in contracts and leases entered into in the ordinary course of business;

(6) construction loans and purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property constructed, purchased or leased of the nature described in clause (4) in the second paragraph under “Incurrence of Indebtedness and Issuance of Preferred Stock” below, relating to Permitted Debt;

(7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) Liens securing Indebtedness otherwise permitted to be incurred under the provisions described under “Liens” below that limit the right of the debtor to dispose of the assets subject to such Liens;

(10) any restriction under an agreement governing Indebtedness of a Foreign Subsidiary permitted under “Incurrence of Indebtedness and Issuance of Preferred Stock” below;

(11) provisions limiting or prohibiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Borrower’s Board of Directors, which limitation or prohibition is applicable only to the assets that are the subject of such agreements;

(12) any agreement or instrument governing Indebtedness permitted to be incurred under the Senior Notes Indenture, provided that the terms and conditions of any such restrictions and encumbrances, taken as a whole, are not materially more restrictive than those contained in the Senior Notes Indenture, taken as a whole; and

(13) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

For purposes of determining compliance with the provisions described above under this heading, in the event that a restriction meets the criteria of more than one of the categories of permitted restrictions described in clauses (1) through (13) above, the Borrower will be permitted to classify such restriction on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Borrower will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Borrower may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and the Restricted Subsidiaries may incur Indebtedness or issue preferred stock, if the Fixed Charge Coverage Ratio for the Borrower’s most recently ended four full fiscal quarters for which financial statements are available in accordance with “Other Reports” below would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom and, in the case of Acquired Debt, giving pro forma effect to the applicable transaction related thereto), as if the additional Indebtedness had been incurred (and such transaction had occurred) or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

The provisions described in the preceding paragraph will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by the Borrower or any Restricted Subsidiary of Indebtedness and letters of credit under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Borrower and its Subsidiaries thereunder) not to exceed the greater of (i) 30.0% of Consolidated Net Tangible Assets or (ii) $600.0 million;

(2) the incurrence by the Borrower and its Restricted Subsidiaries of the Existing Indebtedness;

(3) the incurrence by the Borrower and the Subsidiary Guarantors of Indebtedness represented by the notes and the related guarantees to be issued pursuant to the Senior Notes Indenture;

(4) the incurrence by the Borrower or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used or usable in a Permitted Business, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (i) 1.0% of Consolidated Net Tangible Assets and (ii) $20.0 million at any time outstanding;

(5) the incurrence by the Borrower or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refund, refinance, renew, defease or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Senior Notes Indenture to be incurred under the first paragraph above under this heading or clause (2), (3), (4), (5), (16) or (17) of this paragraph;

(6) the incurrence by the Borrower or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Borrower and any of its Restricted Subsidiaries; provided, however, that:

(A) if the Borrower or any Subsidiary Guarantor is the obligor on such Indebtedness and the payee is not the Borrower or a Subsidiary Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Borrower, or the Guarantee, in the case of a Subsidiary Guarantor; and

(B)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Borrower or a Restricted Subsidiary of the Borrower and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Borrower or a Restricted Subsidiary of the Borrower will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Borrower or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the issuance by any of the Borrower’s Restricted Subsidiaries to the Borrower or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(A) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Borrower or a Restricted Subsidiary of the Borrower; and

(B) any sale or other transfer of any such preferred stock to a Person that is not either the Borrower or a Restricted Subsidiary of the Borrower;

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8) the incurrence by the Borrower or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and not for speculative purposes;

(9) the guarantee by the Borrower or any of its Restricted Subsidiaries of Indebtedness of the Borrower or a Restricted Subsidiary of the Borrower that was permitted to be incurred by another provision described under this heading; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the guarantee will be subordinated to the same extent as the Indebtedness guaranteed;

(10) the incurrence by the Borrower or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims; self-insurance or similar obligations; the financing of insurance premiums; bankers’ acceptances; performance, appeal, bid completion, guarantee and surety bonds; or similar requirements (and, in all cases, letters of credit in respect thereof) in the ordinary course of business;

(11) the incurrence by the Borrower or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(12) the incurrence by Foreign Subsidiaries of Indebtedness in an aggregate principal amount at any time outstanding pursuant to this clause (12), including all Permitted Refinancing Indebtedness incurred to refund, refinance, defease, renew, extend or replace Indebtedness incurred pursuant to this clause (12), not to exceed the greater of (i) 5.0% of Consolidated Net Tangible Assets and (ii) $100.0 million;

(13) the incurrence by the Borrower or a Restricted Subsidiary of Indebtedness arising from agreements of the Borrower or such Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness will at no time exceed the gross proceeds actually received by the Borrower or such Restricted Subsidiary in connection with such disposition;

(14) the incurrence by the Borrower or a Restricted Subsidiary of Indebtedness consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business;

(15) the incurrence by the Borrower of Indebtedness to any of its Subsidiaries incurred in connection with the purchase of accounts receivable and related assets by the Borrower from any such Subsidiary which assets are subsequently conveyed by the Borrower in connection with a Receivable Facility; and

(16) the incurrence by the Borrower or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to extend, refund, refinance, renew, defease or replace any Indebtedness incurred pursuant to this clause (16), and the issuance by the Borrower of any Disqualified Stock and by any Restricted Subsidiary of any additional preferred stock, not to exceed the greater of (i) 5.0% of Consolidated Net Tangible Assets and (ii) $100.0 million; and

(17) the incurrence or issuance, as the case may be, by the Borrower or any Restricted Subsidiary of Acquired Debt, Acquired Preferred Stock or Acquired Disqualified Stock; provided that immediately after giving effect to such incurrence or issuance, as the case may be, (i) the Fixed Charge Coverage Ratio for the Borrower’s most recently ended four full fiscal quarters for which financial statements are available preceding the date of such incurrence or issuance, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if such Acquired Debt, Acquired Preferred Stock or Acquired Disqualified Stock had been incurred or issued at the beginning of such four-quarter period, would be (x) at least 2.0 to 1 or (y) equal to or greater than it would have been immediately preceding such incurrence or (ii) the Consolidated Net Worth of the Borrower would be greater than the Consolidated Net Worth of the Borrower immediately prior to such transaction.

The Borrower will not incur, and will not permit any Subsidiary Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Pari Passu Indebtedness of the Borrower or such Subsidiary Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Borrower solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

For purposes of determining compliance with the covenant described under this heading, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (17) above, or is entitled to be incurred pursuant to the first paragraph above under this heading, the Borrower will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under the Senior Notes Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Borrower as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Borrower or any Restricted Subsidiary may incur pursuant to this covenant will not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

Asset Sales

The Borrower will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Borrower or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (as determined by the Borrower’s Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the Trustee as to Asset Sales having a Fair Market Value of $50.0 million or greater) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received in the Asset Sale by the Borrower or such Restricted Subsidiary is in the form of cash or Cash Equivalents, publicly traded equity securities of a Person with a market capitalization (not held by Affiliates of such Person) of at least $500 million or a controlling interest in, or long-term assets used or useful in, a business engaged in a Permitted Business. For purposes of this provision, each of the following will also be deemed to be cash:

(A) any liabilities, as shown on its most recent balance sheet, of the Borrower or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Borrower or such Restricted Subsidiary from further liability;

(B) any securities, notes or other obligations received by the Borrower or any such Restricted Subsidiary from such transferee that are promptly, subject to ordinary settlement periods, converted or monetized by the Borrower or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion or monetization; and

(C) any Capital Stock or assets of the kind referred to in clause (2) or (4) of the next paragraph of this covenant.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Borrower or the applicable Restricted Subsidiary, as the case may be, may apply those Net Proceeds, at its option, to any one or more of the following:

(1) to repay Indebtedness and other Obligations of the Borrower and its Restricted Subsidiaries;

(2) to acquire all or substantially all of the assets of, or any Capital Stock of, any Person or division conducting a Permitted Business, if, in the case of any such acquisition of Capital Stock and after giving effect thereto, such Person will be a Restricted Subsidiary of the Borrower (or enter into a binding commitment for any such acquisition); provided that such binding commitment will be treated as a permitted application of Net Proceeds from the date of such commitment until and only until the earlier of (x) the date on which such acquisition is consummated and (y) the 180th day following the expiration of the aforementioned 360-day period. If the acquisition or expenditure contemplated by such binding commitment is not consummated on or before such 180th day and the Borrower or such Restricted Subsidiary has not applied such Net Proceeds pursuant to clause (1), (3) or (4) of this paragraph on or before such 180th day, such commitment will be deemed not to have been a permitted application of Net Proceeds;

(3) to make a capital expenditure; or

(4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business;

provided, however, that to the extent that the Asset Sale consists, directly or indirectly, of Domestic Assets, in order to qualify under any of the foregoing clauses (1) through (4) of this paragraph, the Borrower must apply such proceeds to acquire additional Domestic Assets, acquire assets located in the United States or a Person described in clause (2) above which will become a Domestic Subsidiary at the time it becomes a Restricted Subsidiary pursuant thereto, make domestic capital expenditures or repay Indebtedness that is an obligation of the Borrower or a Subsidiary Guarantor.

Pending the final application of any Net Proceeds, the Borrower may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Senior Notes Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.” On the 361st day after the Asset Sale (or, at the Borrower’s option, any earlier date), if the aggregate amount of Excess Proceeds exceeds $25.0 million, the Borrower will make an Asset Sale Offer to all holders of the Bonds and to all holders of other Pari Passu Indebtedness, including the Public Notes (collectively, an “Asset Sale Offer”), in respect of which an offer to purchase is also required to purchase the maximum principal amount of Bonds and such other Pari Passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Borrower may use those Excess Proceeds for any purpose not otherwise prohibited by the Senior Notes Indenture. If the aggregate principal amount of Bonds and other Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes Trustee will select the Bonds and such other Pari Passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

To the extent that the provisions of any securities laws or regulations conflict with the Change of Control or Asset Sale provisions of the Senior Notes Indenture, the Borrower will comply with the applicable securities laws and regulations and the Borrower will not be deemed to have breached its obligations under the Change of Control or Asset Sale provisions of the Senior Notes Indenture by virtue of such conflict.

Notwithstanding the provisions described in the preceding paragraphs (other than the proviso in the second full paragraph under this heading), the Borrower and its Restricted Subsidiaries may consummate an Asset Sale without complying with such provisions if (i) at least 80% of the consideration for such Asset Sale is in the form of assets used or useful in a Permitted Business and (ii) such Asset Sale is for at least Fair Market Value.

Transactions with Affiliates

The Borrower will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to the Borrower or the relevant Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person; and

(2) the Borrower delivers to the Trustee:

(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and such Affiliate Transaction been approved by a majority of the members of the Board of Directors; and

(B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, (i) a Board Resolution certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors, if any, or if there are no such disinterested members, then (ii)(x) an opinion as to the fairness to the Borrower or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing or (y) with respect to assets classified, in accordance with GAAP, as property, plant or equipment, a written appraisal from a nationally recognized appraiser showing the assets have a Fair Market Value of not less than the consideration paid (provided that if the Fair Market Value determined by such appraiser is a range of values or otherwise inexact, the Board of Directors will determine the exact Fair Market Value within such range).

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the preceding paragraph:

(1) any fees, compensation and other payments paid to any officer or employee pursuant to any employment agreement, employee or director benefit plan, officer and director indemnification agreement or any similar arrangement entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(2) transactions between or among the Borrower and/or its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of the Borrower) that is an Affiliate of the Borrower solely because the Borrower owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of reasonable directors’ fees to Persons who are not otherwise Affiliates of the Borrower;

(5) any issuance of Equity Interests (other than Disqualified Stock) of the Borrower to Affiliates of the Borrower;

(6) Restricted Payments that do not violate the provisions described under “Restricted Payments” above;

(7) loans or advances to employees in the ordinary course of business not to exceed $10.0 million in the aggregate at any one time outstanding;

(8) sales (including a sale in exchange for a promissory note of or Equity Interest in such Accounts Receivable Subsidiary) of accounts receivable, related assets and the provision of billing, collection and other services in connection therewith, in each case, to an Accounts Receivable Subsidiary in connection with any Receivables Facility;

(9) transactions pursuant to any contract or agreement in effect on the Issue Date, as the same may be amended, modified, extended or replaced from time to time, so long as any such contract or agreement as so amended, modified, extended or replaced is, taken as a whole, not materially less favorable to the Borrower and its Restricted Subsidiaries than under those agreements in effect on the Issue Date;

(10) any transaction or series of transactions between the Borrower or any Restricted Subsidiary and any of their Joint Ventures or any Unrestricted Subsidiary, provided that (a) such Affiliate Transaction complies with clause (1) of the initial paragraph above, and (b) with respect to any such Affiliate Transaction involving aggregate consideration in excess of the greater of (i) 0.5% of Consolidated Net Tangible Assets and (ii) $10.0 million, such Affiliate Transaction has been approved by the Board of Directors;

(11) transactions between the Borrower or its Restricted Subsidiaries and any Person who becomes an Unrestricted Subsidiary or Joint Venture pursuant to agreements entered into before, and not in contemplation of, the consummation of any such transaction;

(12) Permitted Investments;

(13) transactions entered into by a Person prior to the time such Person becomes a Subsidiary or is merged or consolidated into the Borrower or a Subsidiary (provided such transaction is not entered into in contemplation of such event); and

(14) transactions with any customer, client, supplier, distributor or any other purchaser or seller of goods or services (including, without limitation, with any Unrestricted Subsidiary), in each case in the ordinary course of business and otherwise in compliance with the terms of the Senior Notes Indenture, which when taken together with other transactions with the same Person are, in the reasonable determination of the Board of Directors or senior management of the Borrower, fair to the Borrower and its Restricted Subsidiaries or on terms not less favorable than might have been obtained in a comparable transaction at such time on an arm’s length basis from a person who is not an Affiliate.

Liens

The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien, except Permitted Liens, to secure Indebtedness of any kind on any asset now owned or hereafter acquired, unless all payments due under the Senior Notes Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured (or, if such obligations are subordinated by their terms to the Notes or the related Guarantees, prior to the obligations so secured) until such time as such obligations are no longer secured by a Lien.

Additional Guarantees

If, after the date of the Supplemental Indenture, any Domestic Subsidiary of the Borrower that is not already a Subsidiary Guarantor (including, without limitation, any Domestic Subsidiary acquired or created after the date of the Supplemental Indenture) guarantees any other Indebtedness in excess of $5 million of either of the Borrower or a Subsidiary Guarantor, then in either case that Subsidiary will become a Subsidiary Guarantor by executing a supplemental indenture and delivering it to the Notes Trustee within 15 Business Days of the date on which it guaranteed or incurred such Indebtedness, as the case may be. Notwithstanding the preceding, any guarantee of a Domestic Subsidiary that was incurred pursuant to this paragraph as a result of a guarantee of any other Indebtedness in excess of $5 million will provide by its terms that it will be automatically and unconditionally released upon the release or discharge of the guarantee that resulted in the creation of such Domestic Subsidiary’s Guarantee, except a discharge or release by, or as a result of payment under, such Guarantee.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Borrower and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and, to the extent not otherwise permitted by the second paragraph under “Restricted Payments” above or under one or more clauses of the definition of Permitted Investments, as determined by the Borrower, will reduce the amount available for Restricted Payments as described under “Restricted Payments” above. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default. If a Restricted Subsidiary that is a Subsidiary Guarantor is designated an Unrestricted Subsidiary in accordance with the terms of this covenant, such Guarantee will be released.

Sale and Leaseback Transactions

The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Borrower or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

(1) the Borrower or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described under “Incurrence of Indebtedness and Issuance of Preferred Stock” above and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described under “Liens” above.

(2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors and set forth in an Officers’ Certificate delivered to the Notes Trustee, of the property that is the subject of that sale and leaseback transaction; and

(3) the transfer of assets in that sale and leaseback transaction is permitted by, and the Borrower applies the proceeds of such transaction in compliance with, the covenant described under “Asset Sales” above.

Accounts Receivable Facilities

Notwithstanding any other provisions of the Senior Notes Indenture, the Borrower or any of its Restricted Subsidiaries may sell (including a sale in exchange for a promissory note of or Equity Interest in such Accounts Receivable Subsidiary) at any time and from time to time, accounts receivable and related assets to any Accounts Receivable Subsidiary; provided that the aggregate consideration received in each such sale is at least equal to the aggregate Fair Market Value of the receivables sold.

Payments for Consent

The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Senior Notes Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Other Reports

The Borrower will file with the SEC (unless the SEC will not accept such a filing)

(1) all quarterly and annual reports required to be filed with the SEC on Forms 10-Q and 10-K; and

(2) all current reports required to be filed with the SEC on Form 8-K,

for public availability within the time periods specified in the rules and regulations applicable to such reports.

If, at any time the Borrower is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Borrower will nevertheless continue filing the reports specified in the preceding paragraph with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Borrower agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings. If the SEC will not accept the Borrower’s filings for any reason, the Borrower will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Borrower were required to file those reports with the SEC.

Limitations on Mergers, Consolidations and Sales of Assets

The Borrower will not, directly or indirectly: (x) consolidate or merge with or into another Person (whether or not the Borrower is the surviving corporation); or (y) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Borrower and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (x) the Borrower is the surviving or continuing Person; or (y) the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Borrower under the Notes and Senior Notes Indenture pursuant to agreements reasonably satisfactory to the Notes Trustee;

(3) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(4) the Borrower or the Person formed by or surviving any such consolidation or merger (if other than Borrower), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (i) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of the covenant described under “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” above, (ii) have a Fixed Charge Coverage Ratio that is not less than the Fixed Charge Coverage Ratio of the Borrower immediately prior to such transaction or (iii) have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Borrower immediately preceding the transaction.

In addition, Borrower may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

The covenant described above will not apply to:

(A) a merger or consolidation of the Borrower with an Affiliate for the purpose of reincorporating or reorganizing Borrower in another jurisdiction;

(B) a merger or consolidation of the Borrower with a Wholly-Owned Restricted Subsidiary; provided that, in connection with any such merger or consolidation, no consideration, other than Equity Interests (other than Disqualified Stock) in the surviving or continuing Person or Borrower, will be issued or distributed to the holders of Equity Interests of the Borrower; and

(C) any sale, transfer, assignment, conveyance or other disposition of assets between or among the Borrower and its Restricted Subsidiaries.

Defaults and Remedies

Events of Default

Each of the following is an Event of Default under the Senior Notes Indenture with respect to the Notes:

(1) the failure by the Borrower to pay interest on any Note when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

(2) the failure by the Borrower to pay the principal or premium of any Note when the same becomes due and payable at maturity, upon acceleration or otherwise;

(3) the failure by the Borrower or any Restricted Subsidiary to comply with the provisions described above under “Certain Covenants—Change of Control,” “—Asset Sales” or “Limitations on Mergers, Consolidations and Sales of Assets”;

(4) the Borrower or any Subsidiary Guarantor fails to comply with any of its other covenants or agreements in, or provisions of, the Notes or the Senior Notes Indenture (other than an agreement, covenant or provision that has expressly been included in the Senior Notes Indenture solely for the benefit of one or more series of Securities other than the Notes) which has not been remedied after written notice within the specified period under the Senior Notes Indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Borrower or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Borrower or any of its Significant Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Supplemental Indenture, if that default:

(A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $40.0 million or more and has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such maturity or acceleration;

(6) failure by the Borrower or any of its Significant Subsidiaries to pay or otherwise discharge or stay final judgments aggregating in excess of $40.0 million, which are not covered by indemnities or third party insurance as to which the Person giving such indemnity or such insurer has not disclaimed coverage, for a period of 60 days after such judgments become final and non-appealable;

(7) the occurrence of certain events of bankruptcy or insolvency with respect to the Borrower or any Restricted Subsidiary that is a Significant Subsidiary; or

(8) except as permitted by the Senior Notes Indenture, any Guarantee of the Notes pursuant to the Senior Notes Indenture ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Senior Notes Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor denies or disaffirms its obligations under the Senior Notes Indenture or its Guarantee (other than by reason of release of a Subsidiary Guarantor from its Guarantee in accordance with the terms of the Senior Notes Indenture and the Guarantee).

Acceleration

If an Event of Default with respect to the Notes (other than an Event of Default specified in clause (7) under “Events of Default” above) occurs and is continuing, the Trustee by notice to the Borrower and the Subsidiary Guarantors, or the Holders of at least 25% in principal amount of the then outstanding Notes (or, in the case of an Event of Default described in clause (4) under “Events of Default” above, if outstanding Securities of other series are affected by such Event of Default, then at least 25% in principal amount of the then outstanding Securities so affected) by notice to the Borrower, the Subsidiary Guarantors and the Notes Trustee, may declare the principal of and all accrued and unpaid interest on all then outstanding Notes or all series of Securities, as the case may be, to be due and payable. Upon any such declaration, the amounts due and payable on the Notes will be due and payable immediately. If an Event of Default specified in clause (7) under “Events and Default” above occurs, such amounts will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Notes Trustee or any Holder. The holders of a majority in principal amount of the then outstanding Securities of the series affected by such Event of Default or all series so affected, as the case may be, by written notice to the Notes Trustee may rescind an acceleration and its consequences (other than nonpayment of principal of or premium or interest on or any Additional Amounts with respect to the Securities) if (i) the rescission would not conflict with any judgment or decree, (ii) all existing Events of Default with respect to the Securities of that series (or of all series, as the case may be) have been cured or waived, except nonpayment of principal, premium, interest or any Additional Amounts that have become due solely because of the acceleration and (iii) the Notes Trustee has been paid any amounts due to it for the reasonable compensation, expenses, disbursements and advances of the Notes Trustee, its agents and counsel, and any other amounts due the Notes Trustee under the Senior Notes Indenture.

Amendments

Without the consent of the Holders

The Borrower, the Subsidiary Guarantors and the Notes Trustee may enter into supplements to the Senior Notes Indenture or the Notes without the consent of the Holders of the Notes for the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency;

(b) to add covenants and agreements for the purpose of further securing the obligations of the Borrower thereunder;

(c) to provide for uncertificated Notes in addition to or in place of certificated Notes, or to provide for the issuance of bearer Notes (with or without coupons);

(d) to provide any security for, or to add any guarantees of or additional obligors on, the Notes or the related Guarantees;

(e) to comply with any requirement in order to effect or maintain the qualification of the Senior Notes Indenture under the Trust Indenture Act of 1939, as amended;

(f) to add to the covenants of the Borrower or any Subsidiary Guarantor for the benefit of the Holders of the Notes, or to surrender any right or power therein conferred upon the Borrower or any Subsidiary Guarantor;

(g) to add any additional Events of Default with respect to the Notes;

(h) to change or eliminate any of the provisions of the Senior Notes Indenture; provided that any such change or elimination shall become effective only when there are no outstanding Notes created prior to the execution of such amendment or supplemental indenture that are adversely affected in any material respect by such change in or elimination of such provision;

(i) to establish the form or terms of Securities of any series issued under the Senior Notes Indenture;

(j) to supplement any of the provisions of the Senior Notes Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Notes; provided, however, that any such action shall not adversely affect the interest of the Holders of Notes in any material respect;

(k) to evidence and provide for the acceptance of appointment thereunder by a successor Trustee with respect to the Notes and to add to or change any of the provisions of the Senior Notes Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Senior Notes Indenture by more than one Notes Trustee;

(l) to confirm as further assurance any mortgage or pledge of additional property, revenues, securities or funds;

(m) to provide any other modifications which, in the sole judgment of the Notes Trustee, are not prejudicial to the interests of the Holders of the Notes; or

(n) to conform the covenants and provisions of the Borrower contained in the Senior Notes Indenture to any different financial statement presentation required by the Financial Accounting Standard Board which is different than the presentation required as of the date of issuance of the Notes, so long as the effect of such conformed covenants and provisions is substantially identical to the effect of the covenants and provisions as in effect on the date of issuance of the Notes.

With the consent of the Holders

The Borrower, the Subsidiary Guarantors and the Notes Trustee may amend or supplement the Senior Notes Indenture and the Notes with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities of all series affected by such amendment or supplement (acting as one class); provided, that the Holders of at least a majority in principal amount of the then outstanding Notes may waive compliance in a particular instance by the Borrower or a Subsidiary Guarantor with the Senior Notes Indenture.

However, without the consent of each Holder affected, an amendment, supplement or waiver may not:

(a) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the rate of or change the time for payment of interest, including default interest, on any Security;

(c) reduce the principal of, any premium on or any mandatory sinking fund payment with respect to, or change the stated maturity of, any Security or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the maturity;

(d) reduce the premium, if any, payable upon the redemption of any Security or change the time at which any Security may or shall be redeemed;

(e) change any obligation of the Borrower or any Subsidiary Guarantor to pay Additional Amounts with respect to any Security;

(f) change the coin or currency or currencies (including composite currencies) in which any Security or any premium, interest or Additional Amounts with respect thereto are payable;

(g) impair the right to institute suit for the enforcement of certain payments of principal of, premium (if any) or interest on or any Additional Amounts with respect to any Security;

(h) make certain changes in the percentage of principal amount of Securities necessary to waive compliance with certain provisions of the Senior Notes Indenture or make any change in this sentence;

(i) waive a continuing Default or Event of Default in the payment of principal of, premium, if any, or interest on or Additional Amounts with respect to the Securities;

(j) except in certain instances, release any Subsidiary Guarantor or modify the related Guarantee in any manner materially adverse to the Holders; or

(k) if applicable, make any change that materially and adversely affects the right to convert any Security.

Release of Subsidiary Guarantors from Guarantee

Notwithstanding any other provisions of the Senior Notes Indenture, the Guarantee of any Subsidiary Guarantor may be released upon the terms and subject to the conditions set forth under this heading. Provided that no Default has occurred and is continuing under the Senior Notes Indenture, any Guarantee incurred by a Subsidiary Guarantor pursuant to the Senior Notes Indenture will be unconditionally released and discharged

(i) automatically:

(1) upon any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Borrower or a Restricted Subsidiary of the Borrower, if the sale or other disposition does not violate the covenant described under “Certain Covenants—Asset Sales” above;

(2) upon any sale or other disposition of all of the Capital Stock of a Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Borrower or a Subsidiary of the Borrower, if the sale or other disposition does not violate the covenant described under “Certain Covenants—Asset Sales” above;

(3) if the Borrower designates any Restricted Subsidiary that is a Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the Senior Notes Indenture;

(4) upon legal defeasance or satisfaction and discharge of the Notes as provided in the Senior Notes Indenture; or

(5) at such time as such Guarantor ceases to guarantee any other Indebtedness of the Borrower or a Guarantor in excess of $5 million;

or

(ii) following delivery of a written notice of such release or discharge by the Borrower to the Trustee, upon the release or discharge of all guarantees by such Subsidiary Guarantor of any Debt of the Borrower other than obligations arising under the Senior Notes Indenture and any Securities issued thereunder, except a discharge or release by or as a result of payment under such guarantees.

CERTAIN DEFINITIONS

The following terms used in the descriptions of the Agreement and the Notes and the Senior Notes Indenture have the meanings set forth below. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Agreement or Senior Notes Indenture, as applicable.

“Accounts Receivable Subsidiary” means any wholly-owned Subsidiary of the Borrower (i) which is formed solely for the purpose of, and which engages in no substantial activities other than activities in connection with, financing accounts receivable of the Borrower and/or its Restricted Subsidiaries, (ii) which is designated by the Borrower as an Accounts Receivables Subsidiary pursuant to an Officers’ Certificate delivered to the Notes Trustee, (iii) no portion of Indebtedness or any other obligation (contingent or otherwise) of which is at any time recourse to or obligates the Borrower or any Restricted Subsidiary in any way, or subjects any property or asset of the Borrower or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to (1) representations, warranties and covenants (or, any indemnity with respect to such representations, warranties and covenants) entered into in the ordinary course of business in connection with the sale (including a sale in exchange for a promissory note of or Equity Interest in such Accounts Receivable Subsidiary) of accounts receivable to such Accounts Receivable Subsidiary or (2) any Guarantee of any such accounts receivable financing by the Borrower or any Restricted Subsidiary that is permitted to be incurred under the covenants described under “Certain Covenants—Restricted Payments” and “—Incurrence of Indebtedness and Issuance of Preferred Stock” above, (iv) with which neither the Borrower nor any Restricted Subsidiary has any contract, agreement, arrangement or understanding other than contracts, agreements, arrangements and understandings entered into in the ordinary course of business in connection with the sale (including a sale in exchange for a promissory note of or Equity Interest in such Accounts Receivable Subsidiary) of accounts receivable in accordance with the covenant described under “Certain Covenants—Accounts Receivable Facilities” above and fees payable in the ordinary course of business in connection with servicing accounts receivable and (v) with respect to which neither the Borrower nor any Restricted Subsidiary has any obligation (a) to subscribe for additional Equity Interests therein or make any additional capital contribution or similar payment or transfer thereto other than in connection with the sale (including a sale in exchange for a promissory note of or Equity Interest in such Accounts Receivable Subsidiary) of accounts receivable to such Accounts Receivable Subsidiary in accordance with the covenant described under “Certain Covenants—Accounts Receivable Facilities” above or (b) to maintain or preserve the solvency, any balance sheet term, financial condition, level of income or results of operations thereof.

“Acquired Disqualified Stock” means, with respect to any specified Person, Disqualified Stock of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Disqualified Stock is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person.

“Acquired Preferred Stock” means, with respect to any specified Person, preferred stock of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such preferred stock is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person.

“Affected Covenants” has the meaning set forth under “Certain Covenants—Covenant Suspension” above.

“Affiliate Transaction” has the meaning set forth under “Certain Covenants—Transactions with Affiliates” above.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition (other than the creation of a Lien) of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries taken as a whole will be governed by the provisions described above under “Limitations on Mergers, Consolidations and Sales of Assets” and not by the provisions described above under “Certain Covenants—Asset Sales;” and

(2) the issuance of Equity Interests in any of the Borrower’s Restricted Subsidiaries or the sale by the Borrower or any Restricted Subsidiary of Equity Interests in any of its Subsidiaries or Joint Ventures.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions for which the Borrower or its Restricted Subsidiaries receive aggregate consideration of less than $25.0 million;

(2) a transfer of assets between or among the Borrower and/or its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary to the Borrower or to a Restricted Subsidiary of the Borrower;

(4) the sale or lease of products, services, accounts receivable, rolling stock, barges, pipeline capacity or chemical products in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(5) a sale (including a sale in exchange for a promissory note of or Equity Interest in such Accounts Receivable Subsidiary) of accounts receivable and/or related assets to an Accounts Receivable Subsidiary in connection with any Receivables Facility;

(6) the sale or other disposition of cash or Cash Equivalents; or

(7) a Restricted Payment that does not violate the covenant described above under “Certain Covenants—Restricted Payments” or any Investment.

“Asset Sale Offer” has the meaning set forth under “Certain Covenants—Asset Sales” above.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrower Designee” means the Borrower or a third party designated by the Borrower in connection with a Change of Control Offer.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within nine months after the date of acquisition;

(5) investments in any U.S. dollar denominated money market fund as defined by Rule 2a-7 under the Investment Borrower Act of 1940;

(6) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clauses (2) and (3) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (3) above;

(7) marketable direct obligations issued by any U.S. corporation, state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a rating of no lower than single A from either S&P or Moody’s;

(8) auction rate preferred stocks, whether taxable, tax-exempt or DRD, issued by a domestic or foreign corporation, a domestic or foreign bank, or closed-end municipal or taxable bond fund, that reset periodically through a modified “Dutch” auction, the frequency of auctions of which allows for classification as short term investment, available for sale, at the time of acquisition, having a rating of no lower than triple A from either S&P or Moody’s;

(9) floating rate, variable rate and auction rate bonds, whether taxable or tax-exempt, issued by municipalities, states, state agencies, political subdivision of states or any public instrumentality thereof, that reset periodically through a modified “Dutch” auction, the frequency of auctions of which allows for classification as short term investment available for sale thereof and, at the time of acquisition, having a rating of no lower than triple A from either S&P or Moody’s; and

(10) investments in bond funds which are triple A rated by either S&P or Moody’s which maintain a dollar weighted average portfolio maturity or not more than three years and a dollar weighted average duration not exceeding two years.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Borrower and its Restricted Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than a Principal or a Related Party of a Principal;

(2) the adoption of a plan relating to the liquidation or dissolution of the Borrower;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than the Principals and their Related Parties becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Borrower, measured by voting power rather than number of shares, other than in any transaction that complies with clause (4) below;

(4) the Borrower consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Borrower, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Borrower or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Borrower outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); or

(5) the first day on which a majority of the members of the Board of Directors of the Borrower are not Continuing Directors.

“Change of Control Offer” means an offer pursuant to which each Bondholder will have the right to require the Borrower, who may designate a third party for this purpose, to repurchase all or any part (which will be in an amount equal to $100,000 or any whole multiple thereof) of that Bondholder’s Bonds upon a Change of Control.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale or other asset disposition, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) any non-recurring charges relating to any premium or penalty paid, write-off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity to the extent such losses were deducted in computing such Consolidated Net Income; plus

(3) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period (including any provision for taxes on the Net Income of any Joint Venture that is a pass-through entity for federal income tax purposes, to the extent such taxes are paid or payable by such Person or any of its Restricted Subsidiaries, provided, however, that such provision for taxes shall only be equal to such Person’s proportional share in the Joint Venture), to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(4) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(5) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period but including any unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing Consolidated Net Income) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(6) other non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business;

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Borrower will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Borrower only to the extent that a corresponding amount would be permitted at the date of determination to be distributed as a dividend to the Borrower by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; and

(3) the cumulative effect of a change in accounting principles will be excluded.

“Consolidated Net Tangible Assets” of any Person means the aggregate amount of assets of such Person (less applicable reserves and other properly deductible items) after deducting therefrom (to the extent otherwise included therein) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the books and records of the Person and its Restricted Subsidiaries on a consolidated basis and in accordance with GAAP.

“Consolidated Net Worth” of any Person means the consolidated stockholders’ equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Stock of such Person.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Borrower who:

(1) was a member of such Board of Directors on the date of the Supplemental Indenture; or

(2) was nominated for election or elected or appointed to such Board of Directors with the approval of, or whose nomination for election by the stockholders was approved by, a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, appointment or election.

“Credit Agreement” means the senior secured revolving credit agreement among the Borrower, the guarantors named therein, Bank of America, N.A., Banc of America Securities LLC and the lenders named therein providing for a revolving credit facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement and any Receivable Facility) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to Accounts Receivable Subsidiaries) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time, whether or not with the same lenders or agents.

“Debt” of any Person means, without duplication: (i) all indebtedness or obligations of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (ii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit, bid or performance bonds and other obligations issued by or for the account of such Person in the ordinary course of business, to the extent not drawn or, to the extent drawn, if such drawing is reimbursed not later than the third Business Day following demand for reimbursement; (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business; (v) all Capitalized Lease Obligations of such Person; (vi) all Debt of others secured by a lien on any asset of such Person, whether or not such Debt is assumed by such Person (provided that if the obligations so secured have not been assumed in full by such Person or are not otherwise such Person’s legal liability in full, then such obligations shall be deemed to be in an amount equal to the greater of (a) the lesser of (1) the full amount of such obligations and (2) the fair market value of such assets, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution, and (b) the amount of obligations as have been assumed by such Person or which are otherwise such Person’s legal liability); and (vii) all Debt of others (other than endorsements in the ordinary course of business) guaranteed by such Person to the extent of such guarantee.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the Holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Borrower to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Borrower may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described under “Certain Covenants—Restricted Payments” above. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the Senior Notes Indenture will be the maximum amount that the Borrower and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Assets” means plants, property and equipment of a Domestic Subsidiary.

“Domestic Investment” has the meaning set forth under “Certain Covenants—Restricted Payments” above.

“Domestic Subsidiary” means any Restricted Subsidiary of the Borrower that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Event of Default” has the meaning set forth under “Defaults and Remedies” above.

“Excess Proceeds” has the meaning set forth under “Certain Covenants—Asset Sales” above.

“Existing Indebtedness” means the Indebtedness of the Borrower and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the Supplemental Indenture, including all reimbursement obligations with respect to letters of credit outstanding as of that date, in each case until such amounts are repaid.

“Fair Market Value” means the price that could be negotiated in an arm’s-length transaction between a willing buyer and a willing seller not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Borrower (unless otherwise provided in the Senior Notes Indenture).

“Fixed Charge Coverage Ratio” means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period;

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months); and

(7) interest income reasonably anticipated by such Person to be received during the applicable four-quarter period from cash or Cash Equivalents held by such Person or any Restricted Subsidiary of such Person, which cash or Cash Equivalents exist on the Calculation Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio may be added on a pro forma basis to net income for such period.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest accruing on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Borrower (other than Disqualified Stock) or to the Borrower or a Restricted Subsidiary of the Borrower, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

However, interest payments on Indebtedness of a Joint Venture shall, in each case, not be deemed Fixed Charges of the Borrower or any Restricted Subsidiary as of any date of determination when such Indebtedness is not considered Indebtedness of the Borrower or any Restricted Subsidiary.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“General Partner” means a Restricted Subsidiary of the Borrower or any of its Restricted Subsidiaries that has no assets and conducts no operations other than its ownership of a general partnership interest in a Joint Venture.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements (other than with respect to the obligations of a Joint Venture, solely by virtue of a Restricted Subsidiary being the General Partner of such Joint Venture if, as of the date of determination, no payment on such Indebtedness has been made by such General Partner of such Joint Venture and such arrangement would not be classified and accounted for, in accordance with GAAP, as a liability on a consolidated balance sheet of the Borrower), or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, currency values or commodity prices.

“Holder” means the Person in whose name a Note is registered in the books of the Registrar for the Notes.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5) representing the balance deferred and unpaid of the purchase price of any property due more than six months after such property is acquired; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) (other than a Limited Recourse Stock Pledge) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a) the Fair Market Value of such assets at the date of determination; and

(b) the amount of the Indebtedness of the other Person.

“Interest Payment Date” means each February 1 and August 1, commencing August 1, 2010, on which Interest on the Bonds is payable.

“Investment Grade” means a rating of (i) Baa3 or better by Moody’s or BBB- or better by S&P (or, if either such entity ceases to rate the notes for reasons outside of the control of the Borrower, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Borrower as a replacement agency) and (ii) the equivalent investment grade credit rating from another “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act (including, for the avoidance of doubt, S&P if the agency referred to in clause (i) is Moody’s, or vice versa).

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commissions, loans, fees, compensation and advances to officers, directors and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. “Investment” excludes trade credit and accounts receivable in the ordinary course of business and reimbursement obligations in respect of letters of credit and tender, bid, performance, government contract, surety and appeal bonds, in each case solely with respect to obligations of the Borrower or any of its Restricted Subsidiaries. If the Borrower or any Restricted Subsidiary of the Borrower sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Borrower such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Borrower, the Borrower will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Borrower’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the third paragraph of the covenant described under “Certain Covenants—Restricted Payments” above. The acquisition by the Borrower or any Restricted Subsidiary of the Borrower of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Borrower or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided the third paragraph of the covenant described under “Certain Covenants—Restricted Payments” above. Except as otherwise provided in the Senior Notes Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Joint Venture” means any joint venture between the Borrower and/or any Restricted Subsidiary and any other Person, if such joint venture is owned 50% or less by the Borrower and/or any of its Restricted Subsidiaries.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Limited Recourse Stock Pledge” means the pledge of Equity Interests in any Joint Venture or any Unrestricted Subsidiary to secure Non-Recourse Debt of such Joint Venture or Unrestricted Subsidiary, which pledge is made by a Restricted Subsidiary of the Borrower, the activities of which are limited to making and managing Investments, and owning Equity Interests, in such Joint Venture or Unrestricted Subsidiary, but only for so long as its activities are so limited.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain or loss, together with any related provision for taxes on such gain or loss realized in connection with: (a) any Asset Sale or any disposition pursuant to a sale and leaseback transaction; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain or loss or revenue or expense, together with any related provision for taxes on such extraordinary gain or loss or revenue or expense.

“Net Proceeds” means the aggregate cash proceeds received by the Borrower or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, (2) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be paid to holders of minority interests in Restricted Subsidiaries or Joint Ventures as a result of such Asset Sale, (4) amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale, or which must by the terms of such Lien or by applicable law be repaid out of the proceeds of such Asset Sale, (5) all payments made with respect to liabilities directly associated with the assets which are the subject of the Asset Sale, including, without limitation, trade payables and other accrued liabilities, and (6) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Borrower nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Borrower or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Borrower or any of its Restricted Subsidiaries, other than the Equity Interests of a Joint Venture that is not a Restricted Subsidiary or of an Unrestricted Subsidiary pledged by the Borrower or any of its Restricted Subsidiaries as a Limited Recourse Stock Pledge.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Pari Passu Indebtedness” means, in the case of the Notes, any senior Indebtedness of the Borrower and, in the case of the Guarantees, any senior Indebtedness of the Subsidiary Guarantor thereof, including, in each case, the Public Notes and Indebtedness and other Obligations outstanding under a Credit Facility.

“Permitted Business” means the petrochemical, chemicals, and vinyls or plastic fabrications business and any other businesses related, incidental, complementary or ancillary thereto.

“Permitted Debt” has the meaning set forth under “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” above.

“Permitted Investments” means:

(1) any Investment in the Borrower or in a Restricted Subsidiary of the Borrower;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Borrower or any Restricted Subsidiary of the Borrower in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Borrower; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary of the Borrower;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described under “Certain Covenant—Asset Sales” above;

(5) any acquisition of assets or Capital Stock solely in exchange for the, or out of the net cash proceeds of a substantially concurrent (but no longer than 45 days) issuance of Equity Interests (other than Disqualified Stock) of the Borrower;

(6) any Investments received in settlement, compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7) Investments represented by Hedging Obligations;

(8) loans or advances to employees made in the ordinary course of business of the Borrower or the Restricted Subsidiary of the Borrower in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;

(9) Investments in an Accounts Receivable Subsidiary that, as conclusively determined by the Board of Directors of the Borrower, are necessary or advisable to effect a Receivables Facility;

(10) Limited Recourse Stock Pledges;

(11) additional Investments in a Subsidiary of the Borrower holding an interest in Suzhou Huasu Plastics Co. Ltd. in an aggregate amount not to exceed $40 million in the aggregate outstanding at any time (after giving effect to any dividends, return of capital and subsequent reduction in the amount of any Investments made pursuant to this clause (11) as a result of the repayment or other disposition thereof in an amount not to exceed the amount of such Investments previously made pursuant to this clause (11);

(12) repurchases of the Notes;

(13) Investments in Joint Ventures or any Persons that, as a result of such an Investment, become Joint Ventures;

(14) repurchases of the Bonds issued under the Indenture; and

(15) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) that are at the time outstanding not to exceed the greater of (i) $50.0 million and (ii) 5% of the Consolidated Net Tangible Assets of the Borrower (after giving effect to any dividends, return of capital and subsequent reduction in the amount of any Investments made pursuant to this clause (15) as a result of the repayment or other disposition thereof, upon designation of an Unrestricted Subsidiary, the fair market value of such Subsidiary to the extent the Investment in such Subsidiary was made pursuant to this clause (15), in an amount not to exceed the amount of such Investments previously made pursuant to this clause (15).

“Permitted Liens” means:

(1) Liens securing Hedging Obligations related to Indebtedness permitted to be incurred by the terms of the indenture;

(2) Liens in favor of the Borrower or any Subsidiary Guarantor;

(3) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Borrower or any Restricted Subsidiary of the Borrower; provided that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Borrower or the Subsidiary or that becomes a Subsidiary;

(4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Borrower or any Restricted Subsidiary of the Borrower, provided that such Liens were in existence prior to, and not incurred in contemplation of, such acquisition;

(5) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant described above under “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with or financed by such Indebtedness (including during any period that covenant described under “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” is suspended, as though such covenant was still in effect);

(6) Liens existing on the date of the Supplemental Indenture;

(7) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(8) Liens created for the benefit of (or to secure) the Notes (or guarantees of the Notes) under the Senior Notes Indenture;

(9) Liens securing reimbursement obligations with respect to commercial letters of credit obtained in the ordinary course of business, consistent with past practices, which encumber documents and other property or assets relating to such letters of credit and products and proceeds thereof;

(10) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal income taxation pursuant to Section 103(b) of the Internal Revenue Code, including, without limitation, liens as a cash collateral account securing existing reimbursement obligations with respect to a letter of credit issued pursuant thereto;

(11) customary Liens for the fees, costs and expenses of trustees and escrow agents pursuant to any indenture, escrow agreement or similar agreement establishing a trust or escrow arrangement;

(12) Liens on assets of the Borrower or any Restricted Subsidiary arising as a result of a sale and leaseback transaction with respect to such assets; provided that the proceeds from such sale and leaseback transaction are applied to the repayment of Indebtedness or acquisition of assets or the making of capital expenditures pursuant to the covenant described above under “Certain Covenants—Asset Sales;”

(13) Liens on accounts receivable and related property deemed to arise in connection with any Receivables Facility;

(14) the interest of a lessor or licensor under an operating lease or license under which the Borrower or any of its Restricted Subsidiaries are lessee, sublessee, or licensee, including protective financing statement filings;

(15) Limited Recourse Stock Pledges;

(16) Liens encumbering customary initial deposits and margin deposits, netting provisions and setoff rights, in each case securing Indebtedness under Hedging Obligations;

(17) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

(a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancings, refunding, extension, renewal or replacement;

(18) Liens securing Indebtedness incurred pursuant to clause (1) and (12) of the definition of Permitted Debt (including during any period the covenant described above under “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” is suspended, as though such covenant was still in effect);

(19) Liens securing senior Indebtedness of the Borrower or any Restricted Subsidiary in an aggregate principal amount at the time of incurrence thereof not to exceed 10% of Tangible Assets;

(20) Liens on cash used to make a defeasance of Indebtedness permitted by the agreements governing such Indebtedness;

(21) Liens securing Indebtedness of Foreign Subsidiaries; and

(22) Liens with respect to obligations that do not exceed the greater of (i) 5.0% of Consolidated Net Tangible Assets and (ii) $100.0 million at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Borrower or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Borrower or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or initial accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount outstanding, or in the case of a revolving line of credit, available (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the related Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes or the Guarantees, as applicable, on subordination terms at least as favorable to the Holders of the Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is incurred either by the Borrower or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principals” means the descendants of T.T. Chao, including by adoption, and the spouses of any such individuals.

“Public Equity Offering” means any underwritten public equity offering of common stock of the Borrower yielding gross proceeds to the issuer (from sources other than a Subsidiary of the Borrower) of at least $25.0 million.

“Public Notes” means the $250,000,000 aggregate principal amount of the Company’s 6 5/8% Senior Notes due 2016 issued under the Indenture, as supplemented by the First Supplemental Indenture dated as of January 13, 2006 and the $250,000,000 aggregate principal amount of the Company’s 6 3/4% Senior Notes due 2032 (the “2007 Senior Notes”) issued under the Indenture, as supplemented by the Second Supplemental Indenture dated as of November 1, 2007.

“Receivables Facilities” means one or more receivables financing facilities or arrangements, as amended from time to time, pursuant to which the Borrower or any of its Restricted Subsidiaries sells (including a sale in exchange for a promissory note of or Equity Interest in an Accounts Receivable Subsidiary) its accounts receivable, related assets and the provision of billing, collection and other services in connection therewith, in each case to an Accounts Receivable Subsidiary.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and other fees paid to a Person that is not the Borrower or a Restricted Subsidiary in connection with, any Receivables Facility.

“Registrar” means The Bank of New York Mellon Trust Company, N.A., or any successor registrar of the Notes.

“Related Party” means:

(1) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

(2) any Person, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a 50% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payments” has the meaning set forth under “Certain Covenants—Restricted Payments” above.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person which is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services.

“Securities” means a duly authorized issue of securities of the Borrower.

“Senior Indenture” means the Indenture dated as of January 1, 2006, among the Borrower, as issuer, the Potential Subsidiary Guarantors (as defined therein), as potential subsidiary guarantors, and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, National Association), as trustee.

“Senior Notes Indenture” means the Senior Indenture, as supplemented by the Third Supplemental Indenture dated as of July 2, 2010, among the Borrower, as issuer, the Potential Subsidiary Guarantors (as defined therein), as potential subsidiary guarantors, and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, National Association), as trustee.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Senior Notes Indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantors” means:

(1) each of the Subsidiaries of the Borrower listed on Schedule A to the Supplemental Indenture; and

(2) any other Subsidiary of the Borrower that executes a Guarantee in accordance with the provisions of the Senior Notes Indenture;

and their respective successors and assigns; provided that any Person constituting a Subsidiary Guarantor as described above shall cease to constitute a Subsidiary Guarantor when its respective Guarantee is released in accordance with the terms of the Senior Notes Indenture.

“Tangible Assets” means the total consolidated assets, less goodwill and intangibles, of the Borrower and its Restricted Subsidiaries, as determined in accordance with GAAP at the end of the most recent fiscal quarter for which financial statements are available in accordance with the provisions described under “Certain Covenants—Other Reports” above.

“Term Loan Facilities” means one or more facilities that make available term loan borrowings.

“Total Assets” means, as of any determination date, the total assets of the Borrower and its consolidated Subsidiaries, as determined in accordance with GAAP at the end of the most recent fiscal quarter for which financial statements are available in accordance with the covenant described under “Certain Covenants—Other Reports” above.

“Unrestricted Subsidiary” means (i) any Accounts Receivable Subsidiary, (ii unless and until designated a Restricted Subsidiary in accordance with the terms of this Supplemental Indenture, Westlake Trinidad Unlimited, Westlake International Investments Corporation, Westlake International Services Corporation, Suzhou Huasu Plastics Co., Ltd., Westlake Profiles Limited, Westech Building Products Limited, Westlake International Holdings C.V., Westlake International LLC, Westlake International Holdings Coöperatief U.A., Westlake International I B.V. and Westlake International II B.V., (iii) any Subsidiary of an Unrestricted Subsidiary and (iv) any other Subsidiary of the Borrower that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with the Borrower or any Restricted Subsidiary of the Borrower unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower;

(3) is a Person with respect to which neither the Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Borrower or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of the Borrower as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described under “Certain Covenants—Restricted Payments” above. If, at any time, any Unrestricted Subsidiary designated after the date of the Supplemental Indenture would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Senior Notes Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Borrower as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” above, the Borrower will be in default of such covenant. The Board of Directors of the Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Borrower of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” above, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation. In the case of any designation by the Borrower of a Person as an Unrestricted Subsidiary on the first day that such Person is a Subsidiary of the Borrower in accordance with the terms of the Senior Notes Indenture, such designation shall be deemed to have occurred for all purposes of the Senior Notes Indenture simultaneously with, and automatically upon, such Person becoming a Subsidiary of the Borrower.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person and one or more Wholly-Owned Restricted Subsidiaries of such Person.